UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.       )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Nxt-ID, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3255 Bayside Lakes Blvd. SE

Suite 100

Palm Bay, Florida 32909

(203) 266-2103

On Monday, December 9, 2019, Nxt-ID, Inc. (the “Company”) mailed a letter to certain of its stockholders of record as of October 25, 2019 (“Record Date Stockholders”) in connection with its 2019 Annual Meeting, urging Record Date Stockholders to cast their votes on the proposals described in the Company's Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on October 29, 2019. All Record Date Stockholders are encouraged to vote using any of the options described in the letter. The text of the letter is attached below.

December 9, 2019

Dear Fellow Stockholder:

I am writing to remind you that the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Nxt-ID, Inc. (the “Company”) is scheduled for Tuesday, December 17, 2019 at 9:00 a.m. Eastern Standard Time at the office of Sullivan & Worcester LLP at 1633 Broadway, 32nd Floor, New York, NY 10019.

Our records indicate that as of October 25, 2019, the “Record Date” for the Annual Meeting, you held shares of common stock, $0.0001 par value per share, of the Company (the “Shares”) and, therefore, you are entitled to vote on the matters described in the Company's Definitive Proxy Statement (the “Proxy Statement”) and set forth on the proxy card attached thereto, which were filed with the Securities and Exchange Commission (“SEC”) on October 29, 2019 and mailed to you. Our records indicate that we have not yet received your vote.

REMEMBER: Your vote is important, no matter how large or small your holdings may be. Please take a moment to vote your Shares via the Internet, telephone OR sign, date and return the enclosed voting instruction form at your earliest convenience. If you have any questions or require assistance in voting your shares, please call the Company’s proxy solicitor, Laurel Hill Advisory Group, LLC (“Laurel Hill”), at 888-742-1305.

Voting promptly will help reduce solicitation costs and will eliminate your receiving follow-up phone calls or mailings. Please note that voting over the phone or on the Internet will require that you have your proxy control number available. That number is printed on the enclosed voting instruction form.

Stockholders also may vote by attending the Annual Meeting in person on December 17, 2019 at 9:00 a.m. Eastern Standard Time, at the office of Sullivan & Worcester LLP at 1633 Broadway, 32nd Floor, New York, NY 10019. If you are unable to attend, please vote your Shares using one of the methods described above. In particular, the Company's Board of Directors encourages you to vote your Shares in favor of all of the proposals described in the Proxy Statement and set forth on the enclosed voting instruction form.

If we have not received your proxy as the date of the Annual Meeting approaches, you may receive a call asking you to exercise your right to vote. Laurel Hill has been retained by the Company to make follow-up phone calls to help secure the remaining votes needed for the Annual Meeting.

Thank you in advance for your participation and your consideration in this extremely important matter. Your Company management has been working very hard on behalf of all stockholders and appreciates all of your support.

Sincerely,

Vincent S. Miceli

Chief Executive Officer

Important Information

On October 29, 2019, Nxt-ID, Inc. filed a Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”) in connection with Nxt-ID, Inc.’s 2019 Annual Meeting of Stockholders. Stockholders are strongly advised to read the Proxy Statement carefully before making any voting or investment decision because the Proxy Statement contains important information. Nxt-ID, Inc.’s Proxy Statement and any other materials filed by Nxt-ID, Inc. with the SEC can be obtained free of charge at the SEC's website at www.sec.gov or from Nxt-ID, Inc. at http://investors.nxt-id.com/financial-information/sec-filings.